JSO\29833-10\162.1
                              -  -

                           AMENDMENT

          This Amendment (AAmendment@) is entered into as of December 30, 1996, by and between Trans Leasing International,
Inc.  (the  ACompany@)  and Massachusetts Mutual  Life  Insurance
Company (the AHolder@).

                          WITNESSETH:

          WHEREAS, The Company and the Holder are parties to that certain Amended and Restated Note Agreement dated as of November 30, 1994, Re: Note Agreement dated as of June 15, 1992 and $10,000,000 13.40% Subordinated Notes Due June 30, 1999 (the AAgreement@); and

          WHEREAS, the Company and the Holder desire to amend the
Agreement   in   certain   respects  as  more   fully   described
hereinafter;

          NOW, THEREFORE, in consideration of the premises herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECT65535ON 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

          SECT65535ON  2. Amendments.  (a)  Section  2.3  of  the
Agreement is hereby amended by deleting the definition of AGrossman Group@ in its entirety and inserting the following therefor:

          A>Grossman Group= shall mean the estate of Richard Grossman, the beneficiaries of such estate, Larry S. Grossman, his spouse and lineal descendants, and trusts established for the benefit of such Persons and estates of such Persons.@

          (b) Section 2.3 of the Agreement is hereby amended by deleting the first paragraph of the definition of APut Event@ in its entirety and inserting the following therefor:

          A>Put Event= means any event by which the Grossman Group shall fail to own legally and beneficially with full voting power at least 30% of the Voting Stock of the Company, unless 51% or more of the Voting Stock of the Company is owned by a corporation having debt obligations rated A or better by at least two nationally recognized credit rating agencies, one of which shall be either S&P or Moody=s.@

          SECT65535ON 3. Effective Date. This Amendment shall become effective as of the date first above written (the
AEffective Date@) upon receipt by the Company of counterparts of this Amendment executed by the Company and the Holder.

          SECT65535ON 4. Ratification. The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          SECT65535ON 5. Reference to Agreement. From and after the Effective Date, each reference in the Agreement to Athis Agreement,@ Ahereof@ or Ahereunder@ or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

          SECT65535ON 6. Governing Law. This Amendment shall be governed by and construed in accordance with Illinois law.

          SECT65535ON 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                   TRANS  LEASING  INTERNATIONAL,
                                   INC.


                                   By:  /s/ Norman Smagley
                                   Title:   Vice   President    -
                                   Finance



                                   MASSACHUSETTS   MUTUAL    LIFE
                                   INSURANCE COMPANY


                                   By:  /s/ John B. Joyce
                                   Title: Managing Director